Exhibit E

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing of a Statement on Schedule 13D (including amendments thereto) with respect to the common stock, $0.01 par value per share, of Great Western Bancorp, Inc., a Delaware corporation, and further agrees that this joint filing agreement be included as an exhibit to such filings provided that, as contemplated by Section 13d-1(k)(1)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

Dated: October 29, 2014

NATIONAL AUSTRALIA BANK LIMITED

By	/s/ Fiona Last
	Name:	Fiona Last
	Title:	Company Secretary

NATIONAL EQUITIES LIMITED

By	/s/ Fiona Last
	Name:	Fiona Last
	Title:	Company Secretary

NATIONAL AMERICAS HOLDINGS LLC

By	/s/ Ken Karels
	Name:	Ken Karels
	Title:	Authorized Person